Exhibit 1.01

Silicom Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2015

This report for the year ended December 31, 2015 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 (the “Rule”) and Form SD thereunder.  The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Design of Conflict Minerals Due Diligence Program

The design of our conflict minerals due diligence program is in conformity with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser.  We designed our due diligence program, management and measures to conform in all material respects with the framework OECD Guidance.

Description of Performed Conflict Minerals Due Diligence Program

(i)	Maintaining of Strong Company Management Systems

a.	Silicom has adopted and committed to a conflict minerals policy for minerals originating from conflict-affected and high-risk areas. More information about Silicom’s Conflict Minerals policy can be found in RCOI section above.

b.	Our management system includes the development of a Conflict Minerals Qualification Team overseen by the Chief Financial Officer of the Company and run under the supervision of the Company’s QA & EMS Director, and includes a team of subject matter experts from relevant functions including Operations and Purchasing. Senior management is briefed about the results of our due diligence efforts on a regular basis.

c.	Implement a supply chain system of controls and transparency through the use of due diligence tools provided by third party software supplier.

d.	Incorporate requirements related to conflict minerals in our standard template for supplier contracts and specifications.

e.	Silicom conducts suppliers training, assists suppliers in educating their own suppliers, by informing suppliers on the Rule, referring suppliers to the CFSI website and online training materials and providing Silicom’s Conflict Minerals policy and due diligence procedures.

f.	Maintain a documentation and record maintenance mechanism to ensure the retaining of relevant documentation in an electronic database for at least 5 years.

g.	Enable employees, suppliers and other stakeholders to report any concerns relating to our conflict minerals program by contacting Silicom on our Conflict Minerals page: http://www.silicom-usa.com/Conflict_Minerals

(ii)	Identification and Assessment of Risk in the Supply Chain

Suppliers of Conflict Minerals “necessary to the functionality of the products” have been identified.

We assessed two primary risks in our supply chain: (1) the risk of not receiving on time and accurate information from the supplier; and (2) the risk of not being able to replace a supplier while trying to move towards the goal of being a conflict free company. This assessment assisted us to segment our suppliers into three risk levels (high, medium and low) which led our risk strategy approach.

We’ve conducted a survey of our active suppliers using the template developed by CFSI - Conflict Free Sourcing Initiative, known as the CFSI Reporting Template (CMRT). Suppliers have been requested to use CMRT of revision 4.01 and above.

(iii)	Design and Implementation of a Strategy to Respond to Identified Risks

a.	We have performed reviews of suppliers, smelters and refiners that may be sourcing or processing conflict minerals from the Covered Countries which may not be from recycled or scrap sources.

b.	As part of Silicom's risk based approach, Silicom has decided to focus its risk management actions on suppliers with a volume of spend of over US $1,000 in 2015. Smelter information has been requested from all direct suppliers, and smelter data has been collected from high volume suppliers as high priority.

c.	We have monitored and tracked suppliers (as described in RCOI section above), smelters and/or refiners identified as not meeting the requirements (or that defined themselves as “Unknown” or “Undeterminable” or “Sourced from DRC”) set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.

d.	Any new supplier is required to complete CFSI declarations as part of becoming an approved supplier to Silicom.

e.	We have provided periodic progress reports to our senior management relating to our risk mitigation efforts.

f.	Supply chain Due Diligence is a dynamic process and requires on-going risk monitoring. This process is done twice a year and updated CMRT is being released after completion of each Due Diligence cycle.

g.	Follow up letters have been sent to high and medium risk suppliers which have non-compliant smelters in their supply chain. Non-responsive suppliers have been reminded several times by e-mails and, if remained non-responsive thereafter, such suppliers have been personally approached by our Sustainability team or by our purchasing team.

(iv)	Carry out independent third-party audit of smelter/refiner’s due diligence practices:

We encourage our suppliers to purchase from CFSI Compliant Smelters. We rely on CFSI compliant and active smelters list.

(v)	Report on Supply Chain Due Diligence

This report is available on our website at http://www.silicom-usa.com/Article.aspx?Item=939&ln=en. Report is being filed to SEC.

Results of our Assessment

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.  Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  We also gather required information (CMRT) from websites of suppliers and manufacturers where conflict minerals reports were available. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, may yield inaccurate or incomplete information and may be subject to fraud because the information gathered from Silicom's suppliers is not on a continuous, real-time basis.

Supplier Chain Survey Responses

Silicom has contacted 209 suppliers. Response rate achieved is over 99.9% in cost of purchased goods.
183 suppliers delivered satisfactory CMRT.

Of the 209 suppliers, 11 suppliers delivered CMRT invalid supplier submissions, like incorrect smelter name or invalid CID identification number. Following our requests for improved CMRT we received satisfactory CMRT submissions from all such suppliers.

36 suppliers were classified as “Not from DRC” - Suppliers that reported that they were sourcing minerals from countries other than the Covered Countries.

85 suppliers were classified as “DRC conflict free” - Suppliers that reported that the 3TG minerals being used in the products provided to Silicom originate from Covered Countries but the smelters are approved by the CFSI Conflict Free Smelter Program

36 suppliers were classified as “Free no 3TG” - Suppliers that reported that 3TG minerals are not necessary for the functionality or production of the products provided to Silicom.

4 suppliers were classified as “Undetermined not from DRC” - Suppliers that reported that the 3TG being used in the products supplied to Silicom do not originate from Covered Countries but since they have not yet concluded their due diligence process, their determination and responses are not yet final and may vary. Consequently, our due diligence for these suppliers is still ongoing.

22 suppliers were classified as “Undetermined from DRC” - Suppliers that reported that the 3TG being used in the products supplied to Silicom originate from Covered Countries and the smelters are approved by the CFSI program, but they have not yet concluded their due diligence process so their determination and responses are not yet final and may vary. Consequently, our due diligence for these suppliers is still ongoing.

126 suppliers provided data at a “Company” level
31 suppliers provided data at a “User defined” level
26 suppliers provided data at a “Product” level

Below is a summary of the country of origin information collected as a result of our RCOI efforts.

Conflict Mineral	Countries of origin and other sources may include the following
Gold
Australia, Austria, Belgium, Brazil, Canada, China, DRC, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Mexico, Netherlands, New Zealand, Philippines, Poland, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States, Uzbekistan, Zimbabwe, and recycled or scrap sources.

Tantalum	Austria, Brazil, China, DRC, Estonia, Germany, India, Japan, Kazakhstan, Mexico, Russian Federation, Thailand, United States, and recycled or scrap sources.
Tungsten	Australia, Brazil, China, DRC, Germany, Japan, Republic of Korea, Philippines, Russian Federation, United States, Vietnam, and recycled or scrap sources.
Tin	Belgium, Bolivia, Brazil, China, DRC, Germany, Indonesia, Japan, Malaysia, Peru, Philippines, Poland, Rwanda, Spain, Taiwan, Thailand, United States, Vietnam, and recycled or scrap sources.

Smelters and refiners verified as conflict free (Compliant) or in the audit process:

Tin	84 of 109 (77%)
Tantalum	52 of 58 (90%)
Tungsten	51 of 61 (84%)
Gold	100 of 142 (70%)
Total	287 of 370 (78%)

Part of the smelters and refiners detailed above provide more than one necessary conflict mineral.

List of the facilities which, to the extent known, processed the necessary conflict minerals used in our products can be found in Appendix 1.

Continuous Improvement Efforts to Mitigate Risks

During the reporting period for the calendar year ending December 31, 2016, we are continuing to engage in the diligence process described above.  In addition to this we are using services of a 3rd party software provider for gathering information and managing the Due Diligence and RCOI processes.

We are going to follow up on high risk non responsive or non-compliant suppliers, working with suppliers to educate them on conflict minerals sourcing, contact selected smelters and refiners that have not received a “conflict free” designation etc.

We are going to engage with suppliers who may be sourcing from non-conflict free smelters to move towards using conflict free smelters within a reasonable time frame.

We are going to request from all of our direct suppliers to become conflict free as related to goods supplied to Silicom.

Appendix 1

List of Smelters used in Silicom’s products

Smelter ID	Metal	Smelter or Refiner Facility Name†	Country
CID000015	Gold	Advanced Chemical Company	UNITED STATES
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID000113	Gold	Aurubis AG	GERMANY
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000141	Gold	Bauer Walser AG	GERMANY
CID000157	Gold	Boliden AB	SWEDEN

CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Métaux S.A.	SWITZERLAND
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000328	Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000362	Gold	DODUCO GmbH	GERMANY
CID000401	Gold	Dowa	JAPAN
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000522	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Ltd. Hong Kong	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000778	Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID000988	Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID001113	Gold	Materion	UNITED STATES
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES

CID001161	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID001322	Gold	Elemetal Refining, LLC	UNITED STATES
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID001328	Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Précinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001534	Gold	Royal Canadian Mint	CANADA
CID001546	Gold	Sabin Metal Corp.	UNITED STATES
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
CID001573	Gold	Schone Edelmetaal B.V.	NETHERLANDS
CID001585	Gold	SEMPSA Joyería Platería S.A.	SPAIN
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID001754	Gold	So Accurate Group, Inc.	UNITED STATES
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
CID002100	Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002243	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID002355	Gold	Faggi Enrico S.p.A.	ITALY
CID002459	Gold	Geib Refining Corporation	UNITED STATES
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

CID002510	Gold	Republic Metals Corporation	UNITED STATES
CID002511	Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID002567	Gold	Sudan Gold Refinery	SUDAN
CID002580	Gold	T.C.A S.p.A	ITALY
CID002582	Gold	Remondis Argentia B.V.	NETHERLANDS
CID002587	Gold	Tony Goetz NV	BELGIUM
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID002761	Gold	SAAMP	FRANCE
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002779	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID002851	Gold	AURA-II	UNITED STATES
CID002863	Gold	Bangalore Refinery	INDIA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
CID000410	Tantalum	Duoluoshan	CHINA
CID000456	Tantalum	Exotech Inc.	UNITED STATES
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID000973	Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineração Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining & Smelting	JAPAN
CID001200	Tantalum	Molycorp Silmet A.S.	ESTONIA
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001508	Tantalum	QuantumClean	UNITED STATES
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemicals	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002232	Tantalum	Zhuzhou Cemented Carbide	CHINA
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002501	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID002540	Tantalum	Plansee SE Liezen	AUSTRIA
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002545	Tantalum	H.C. Starck GmbH Goslar	GERMANY
CID002546	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002556	Tantalum	Plansee SE Reutte	AUSTRIA
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES
CID002571	Tantalum	Tranzact, Inc.	UNITED STATES
CID002590	Tantalum	E.S.R. Electronics	UNITED STATES
CID002707	Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES
CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
CID000306	Tin	CV Gita Pesona	INDONESIA
CID000307	Tin	PT Justindo	INDONESIA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID000313	Tin	CV Serumpun Sebalai	INDONESIA
CID000315	Tin	CV United Smelting	INDONESIA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA
CID000448	Tin	Estanho de Rondônia S.A.	BRAZIL
CID000466	Tin	Feinhütte Halsbrücke GmbH	GERMANY
CID000468	Tin	Fenix Metals	POLAND
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID001063	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES
CID001173	Tin	Mineração Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID001231	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID001337	Tin	Operaciones Metalurgical S.A.	BOLIVIA
CID001393	Tin	PT Alam Lestari Kencana	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA
CID001409	Tin	PT Bangka Kudai Tin	INDONESIA

CID001416	Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
CID001419	Tin	PT Bangka Tin Industry	INDONESIA
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA
CID001424	Tin	PT BilliTin Makmur Lestari	INDONESIA
CID001428	Tin	PT Bukit Timah	INDONESIA
CID001434	Tin	PT DS Jaya Abadi	INDONESIA
CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA
CID001442	Tin	PT Fang Di MulTindo	INDONESIA
CID001448	Tin	PT Karimun Mining	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001457	Tin	PT Panca Mega Persada	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA
CID001466	Tin	PT Seirama Tin Investment	INDONESIA
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA
CID001476	Tin	PT Supra Sukses Trinusa	INDONESIA
CID001477	Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
CID001486	Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA
CID001493	Tin	PT Tommy Utama	INDONESIA
CID001539	Tin	Rui Da Hung	TAIWAN
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID001898	Tin	Thaisarco	THAILAND
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID002015	Tin	VQB Mineral and Trading Group JSC	VIET NAM
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID002455	Tin	CV Venus Inti Perkasa	INDONESIA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID002478	Tin	PT Tirus Putra Mandiri	INDONESIA
CID002479	Tin	PT Wahana Perkit Jaya	INDONESIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002507	Tin	Phoenix Metal Ltd.	RWANDA
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID002530	Tin	PT Inti Stania Prima	INDONESIA
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
CID002592	Tin	CV Dua Sekawan	INDONESIA
CID002593	Tin	CV Tiga Sekawan	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
CID002706	Tin	Resind Indústria e Comércio Ltda.	BRAZIL
CID002773	Tin	Metallo-Chimique N.V.	BELGIUM
CID002774	Tin	Elmet S.L.U.	SPAIN

CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002816	Tin	PT Sukses Inti Makmur	INDONESIA
CID002825	Tin	An Thai Minerals Co., Ltd.	VIET NAM
CID002829	Tin	PT Kijang Jaya Mandiri	INDONESIA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID000004	Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID000868	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
CID002044	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID002518	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
CID002531	Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
CID002532	Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
CID002538	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
CID002541	Tungsten	H.C. Starck GmbH	GERMANY
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002578	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA

CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

†	Smelter and refiner facility names as reported by the CFSI as of May 1, 2016.

*	Denotes smelters and refiners which have received a “conflict free” designation from an independent third party audit program as of May 1, 2016.